[LETTERHEAD]
[ERNST & YOUNG LLP]
[2 Commerce Square]
[Suite 4000]
[2001 Market Street
[Philadelphia, PA 19103-7096]

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption
"Other Information" in the Statement of Additional Information and to the use of our report dated April 1, 1997, on the statement of assets and liabilities of the Cruelty Free Value Fund as of March 26, 1997 in this Pre-Effective Amendment Number 2 to Registration Statement Number 333-14919 (Form N-1A).


Philadelphia, Pennsylvania                   /s/Ernst & Young LLP
April 1, 1997